SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                         CIRCUIT CITY STORES, INC.
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

( ) $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                           CIRCUIT CITY STORES, INC.
                               9950 MAYLAND DRIVE
                            RICHMOND, VIRGINIA 23233
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 JUNE 13, 1995

TO THE HOLDERS OF CIRCUIT CITY STORES, INC. COMMON STOCK:

     The annual meeting of shareholders of Circuit City Stores, Inc. (the "Company") will be held at The Jefferson Hotel, Franklin and Adams Streets, Richmond, Virginia, on Tuesday, June 13, 1995, at 10:00 a.m., Eastern Daylight Time, for the following purposes:

     1. To elect three directors for three-year terms and one director for a one-year term;

     2. To consider and vote upon a proposal to amend and restate the 1989 Non-Employee Directors Stock Option Plan; and

     3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only holders of record of shares of Common Stock at the close of business on May 5, 1995, will be entitled to vote at the meeting and any adjournments thereof.

     Whether or not you plan to attend the meeting, please fill in, date, sign and return the enclosed proxy promptly in the enclosed envelope.

     You are cordially invited to attend the meeting.

                                          By Order of the Board of Directors
                                          MICHAEL T. CHALIFOUX, SECRETARY

May 12, 1995

                                PROXY STATEMENT

     This Proxy Statement, mailed to shareholders on or about May 12, 1995, is furnished in connection with the solicitation by Circuit City Stores, Inc. (the "Company") of proxies in the accompanying form for use at the annual meeting of shareholders to be held on June 13, 1995, and at any adjournments thereof. A copy of the annual report of the Company for the fiscal year ended February 28, 1995, is being mailed to you with this Proxy Statement.

     In addition to the solicitation of proxies by mail, the Company's officers and regular employees, without compensation other than regular compensation, may solicit proxies by telephone, telegraph and personal interview. The Company has also retained Morrow & Co., Inc. of New York, New York, to assist in the solicitation of proxies of shareholders whose shares are held in street name by brokers, banks and other institutions at an approximate cost of $6,000 plus out-of-pocket expenses. The Company will bear the cost of all solicitation.

     Participants in the 1984 Circuit City Stores, Inc. Employee Stock Purchase Plan (the "Stock Purchase Plan") will receive proxy soliciting material for the shares held by First Union National Bank of North Carolina, the Stock Purchase Plan Custodian, on a participant's behalf. That proxy should be returned, properly executed, to the Custodian (not to the Company) in the envelope provided. The Custodian will vote returned proxies in accordance with the Stock Purchase Plan participants' instructions. If a Participant does not vote his or her Stock Purchase Plan shares, the Custodian will vote such shares in accordance with the recommendations of the Company's management.

     On May 5, 1995, the date for determining shareholders entitled to vote at the meeting, 96,607,304 shares of common stock of the Company ("Common Stock") were outstanding and entitled to vote. Each such share of Common Stock entitles the holder thereof to one vote.

     Any shareholder giving a proxy may revoke it at any time before it is voted by delivering another proxy or written notice of revocation to the Company's Secretary. A proxy, if executed and not revoked, will be voted for the election of the nominees for director named herein and for the proposed amendment and restatement of the 1989 Non-Employee Directors Stock Option Plan unless it contains specific instructions withholding authority to vote for any nominee or directing an abstention on or vote against the amendment and restatement, in which event it will be voted in accordance with such instructions.

     A majority of the votes entitled to be cast on matters to be considered at the meeting constitutes a quorum. If a share is represented for any purpose at the meeting, it is deemed to be present for quorum purposes and for all other matters as well. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") that are voted on any matter are included in determining the number of votes present or represented at the meeting. Broker Shares that are not voted on any matter at the meeting will not be included in determining whether a quorum is present at such meeting.

     The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of Common Stock cast in the election of directors. Votes that are withheld and Broker Shares that are not voted in the election of directors will not be included in determining the number of votes cast and, therefore, will have no effect on the election of directors. The affirmative vote of the holders of a majority of the votes cast will be required to act on all other matters to come before the Annual Meeting, including the approval of the amendment and restatement of the 1989 Non-Employee Directors Stock Option Plan.

                       ITEM ONE -- ELECTION OF DIRECTORS

     The Company's Board of Directors presently consists of 10 directors, who are divided into three classes with staggered terms. The terms of Messrs. Richard N. Cooper, Douglas D. Drysdale, Mikael Salovaara, Richard L. Sharp and Alan L. Wurtzel as directors of the Company will expire at the time of the annual meeting of shareholders. Mr. Drysdale, who has served on the Board since 1976, has decided to retire from the Board at the time of the meeting. The Board has amended the bylaws to reduce the size of the Board to nine members effective at the annual meeting. The Company recommends the reelection of Messrs. Cooper, Sharp and Wurtzel for three-year terms expiring at the time of the 1998 Annual Meeting. The Company also recommends the reelection of Mr. Salovaara for a one-year term expiring at the time of the 1996 Annual Meeting. Mr. Salovaara is nominated for a one-year term to comply with the requirements of the Company's Articles of Incorporation that the classes of directors be as nearly equal in size as possible.

     Although all of the nominees have indicated their willingness to serve if elected, if at the time of the meeting any nominee is unable to or unwilling to serve, shares represented by properly executed proxies will be voted at the discretion of the persons named therein for such other person as the Board may designate.

     Information, including their business experience for the past five years, about the nominees for election as directors and about other directors of the Company whose terms of office do not expire this year, appears below.

NOMINEES FOR ELECTION FOR THREE-YEAR TERMS

(Box)               RICHARD N. COOPER, 60, Professor of Economics, Harvard University, since 1981. Mr. Cooper served as Undersecretary of State for Economic Affairs, U.S. State Department, from 1977 to 1981. He is a director of the Phoenix Home Mutual Life Insurance Co., the
                    Warburg-Pincus Counsellors family of mutual funds and the Center for Naval Analysis. He has been a director of the Company since 1983.

(Box)               RICHARD L. SHARP, 48, Chairman of the Board, President and Chief Executive Officer of the
                    Company. Mr. Sharp joined the Company as Executive Vice President in 1982. He became
                    President of the Company in 1984; Chief Executive Officer in 1986; and Chairman of the
                    Board in 1994. He is a director of S&K Famous Brands, Inc., Dominion Resources, Inc.,
                    Virginia Power and Flextronics International, Ltd. He has been a director of the Company since 1983.

(Box)               ALAN L. WURTZEL, 61, Vice-Chairman of the Board of the Company. Mr. Wurtzel joined the
                    Company in 1966, was elected President in 1970 and served as Chief Executive Officer from
                    1972 to 1986. He also served as Chairman of the Board from 1984 until 1994, when he became
                    Vice-Chairman. He is a director of Office Depot, Inc. and Dollar Tree Stores, Inc. He has
                    been a director of the Company since 1966.

NOMINEE FOR ELECTION FOR ONE-YEAR TERM

(Box)               MIKAEL SALOVAARA, 41, Limited Partner and Member of the Investment Committee, The
                    Blackstone Group L.P., since 1994; and Partner, Greycliff Partners, since 1991. Mr.
                    Salovaara was a General Partner of Goldman, Sachs & Co., where he worked from 1980 to
                    1991. He is a director of Granite Broadcasting Corporation and Hadco Corporation. He has
                    been a director of the Company since April 1995.

                                       2

DIRECTORS WHOSE TERMS DO NOT EXPIRE THIS YEAR

(Box)               MICHAEL T. CHALIFOUX, 48, Senior Vice President, Chief Financial Officer and Secretary of
                    the Company. Mr. Chalifoux joined the Company in 1983 as Corporate Controller and was elected Vice President and Chief Financial Officer in 1988. He became Senior Vice
                    President and Chief Financial Officer in 1990 and became Secretary in 1993. He has been a director of the Company since 1991. His present term will expire in 1997.

(Box)               BARBARA S. FEIGIN, 57, Executive Vice President and Director of Strategic Services of Grey
                    Advertising, Inc., the principal business of which is advertising and marketing communications. Ms. Feigin has held her current position for the past 11 years. She is a director of VF Corporation. She has been a director of the Company since February 1994.
                    Her present term will expire in 1997.

(Box)               THEODORE D. NIERENBERG, 72, retired. Mr. Nierenberg founded and until 1984 served as the
                    President of Dansk International Designs, Ltd., a designer, importer, wholesaler and retailer of fine tableware and giftware with headquarters in Mount Kisco, New York. He is a director of the Growth Fund of America, the Income Fund of America and the Balanced Fund
                    of America. He has been a director of the Company since 1981. His present term will expire in 1996.

(Box)               WALTER J. SALMON, 64, Stanley Roth Senior Professor of Retailing, Harvard Business School,
                    since 1980 and Senior Associate Dean and Director of External Relations since 1989. He is a director of Hannaford Bros. Company; Luby's Cafeterias, Inc.; The Neiman Marcus Group;
                    Promus Companies, Inc.; The Quaker Oats Company and Telxon Corporation. He has been a director of the Company since 1992. His present term will expire in 1996.

(Box)               EDWARD VILLANUEVA, 60, financial consultant since 1987. In addition, Mr. Villanueva served as acting President and Chief Financial Officer of Richfood Holdings, Inc. from January
                    1990 to May 1990 and August 1990, respectively. He is a director of Richfood Holdings,
                    Inc. Mr. Villanueva was employed by the Company from 1967 to 1987. He has been a director of the Company since 1978. His present term will expire in 1997.

                                       3

                       BENEFICIAL OWNERSHIP OF SECURITIES

     The following table sets forth information about the equity securities of the Company beneficially owned as of February 28, 1995, by (i) each executive officer named in the tables appearing in the Summary Compensation Table; (ii) each director or nominee for director of the Company; (iii) directors and executive officers as a group; and (iv) each person who is known by the Company to own beneficially more than 5 percent of the outstanding shares of Common Stock. Unless otherwise noted, each individual has sole voting power and sole investment power with respect to securities beneficially owned.

                                       OPTION SHARES WHICH
                                      MAY BE ACQUIRED WITHIN         NUMBER OF SHARES         PERCENT
                                          60 DAYS AFTER          BENEFICIALLY OWNED AS OF       OF
               NAME                     FEBRUARY 28, 1995         FEBRUARY 28, 1995 (1)        CLASS
NAMED EXECUTIVE OFFICERS
Richard L. Sharp**                             638,836                   1,562,742               1.6%
Walter E. Bruckart                             195,522                     258,790                 *
Richard S. Birnbaum                            105,134                     175,686                 *
John A. Fitzsimmons                            129,698                     212,649                 *
Michael T. Chalifoux**                         100,062                     165,570                 *
DIRECTORS
Richard N. Cooper                               13,540                      37,460                 *
Douglas D. Drysdale                             13,540                     114,340(2)              *
Barbara S. Feigin                                    0                         500                 *
Theodore D. Nierenberg                          13,540                      75,540(3)              *
Walter J. Salmon                                     0                       8,600                 *
Mikael Salovaara                                     0                           0(4)              *
Edward Villanueva                                3,790                     286,753(5)              *
Alan L. Wurtzel                                 39,580                     421,680(6)              *
All directors and executive
officers as a group (18 persons)             1,475,330                   3,442,398               3.6%
BENEFICIAL OWNERS OF MORE THAN 5%
FMR Corp.                                          N/A                  10,091,376(7)           10.4%
82 Devonshire Street
Boston, MA 02109
Vanguard/Windsor Fund, Inc.                        N/A                   5,296,100(8)            5.5%
Post Office Box 2600
Valley Forge, PA 19482
Wellington Management Company                      N/A                   5,513,730(8)            5.7%
75 State Street
Boston, MA 02109

* Less than 1 percent of Class, based on the number of shares of Common Stock outstanding on May 5, 1995.

** Messrs. Sharp and Chalifoux are also directors of the Company.

(1) Includes the shares of Common Stock that could be acquired through exercise of stock options within 60 days after February 28, 1995. For beneficial owners of more than 5 percent, the number of beneficially owned shares is as of December 31, 1994.

(2) Mr. Drysdale shares voting and investment power with respect to 57,600 shares.

(3) Includes 31,000 shares owned by Mr. Nierenberg's wife. Mr. Nierenberg disclaims beneficial ownership of such 31,000 shares.

(4) Mr. Salovaara was not a director at February 28, 1995. He was elected to the Board in April 1995.

(5) Excludes 16,600 shares held by Mr. Villanueva as trustee of trusts for the benefit of his children.

(6) Excludes 160,600 shares held by Mr. Wurtzel as trustee of trusts for the benefit of his children. Includes 100,000 shares held by Alan Wurtzel Charitable Remainder Unitrust. Mr. Wurtzel disclaims beneficial ownership of all the aforementioned shares.

(7) Information concerning the shares owned by FMR Corp. as of December 31, 1994, was obtained from a Schedule 13G dated February 13, 1995. According to this filing, the interest of one entity, Fidelity Magellan Fund, an investment company registered under the Investment Company Act of 1940, amounted to 5,633,200 shares or 5.8 percent of the outstanding shares of Common Stock. The filing indicates that of the 10,091,376 shares beneficially owned, FMR Corp. has sole voting power of 600,506 shares, shared voting power of 9,000 shares, sole dispositive power of 10,082,376 shares and shared dispositive power of 9,000 shares.

(8) Information concerning the shares owned by Vanguard/Windsor Fund, Inc. (the "Fund") as of December 31, 1994, was obtained from a Schedule 13G dated February 10, 1995. The filing indicates that the Fund has sole voting power and shared dispositive power of all 5,296,100 shares beneficially owned. Information concerning the shares owned by Wellington Management Company
    (WMC) as of December 31, 1994, was obtained from a Schedule 13G dated February 3, 1995. The filing indicates that of the 5,513,730 shares beneficially owned, WMC has shared voting power of 27,330 shares and shared dispositive power of all 5,513,730 shares. The Company was informed by WMC that the 5,296,100 shares beneficially owned by the Fund are included in the 5,513,730 shares beneficially owned by WMC.

                       CERTAIN INFORMATION CONCERNING THE
                     BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors held six meetings during the fiscal year ended February 28, 1995. No director attended less than 75 percent of the aggregate number of meetings of the Board and of the committees on which he or she served.

     The Audit Committee is composed of Edward Villanueva, Chairman, Richard N. Cooper and Barbara S. Feigin. Three meetings were held during the fiscal year ended February 28, 1995. The functions of this Committee include making recommendations to the Board regarding the selection of independent auditors, conferring with the independent auditors and reviewing the scope and results of their work as well as the fees therefor, reviewing the Company's internal audit procedures and approving the nature and scope of non-audit services performed by the Company's independent auditors as well as the fees therefor.

     The Compensation and Personnel Committee is composed of Douglas D. Drysdale, Chairman, Walter J. Salmon and Theodore D. Nierenberg. Mikael Salovaara was appointed to this Committee in April 1995. Seven meetings were held during the fiscal year ended February 28, 1995. The functions of this Committee include reviewing and recommending compensation programs for officers and key personnel, making awards under and administering the Company's stock incentive programs, reviewing and making recommendations with respect to senior management organization and reviewing the Company's programs for attracting and compensating management personnel at lower and middle levels.

     The Pension Investment Committee is composed of Alan L. Wurtzel, Chairman, Richard N. Cooper, and Edward Villanueva. Mikael Salovaara was appointed to this committee in April 1995. One meeting was held during the fiscal year ended February 28, 1995. The functions of this Committee include establishing the funding policy of the Employees' Retirement Plan of Circuit City Stores, Inc. (the "Pension Plan"), appointing Pension Plan investment managers and allocating Pension Plan assets among managers for investment, employing accountants and actuaries for the Pension Plan, making recommendations to the Board concerning the appointment or removal of the Trustee for the Pension Plan, establishing investment objectives to be followed by the Trustee and investment managers and monitoring the performance of the Trustee and Pension Plan investment managers. This Committee also may make recommendations concerning investments to the Trustee and the investment managers.

     The Nominating and Structure Committee is composed of Alan L. Wurtzel, Chairman, Theodore D. Nierenberg, Walter J. Salmon and Barbara S. Feigin. Four meetings were held during the fiscal year ended February 28, 1995. The functions of this Committee include recommending candidates for election as directors and reviewing and recommending policies with regard to the size and composition of the Board. The Committee considers nominees for the Board recommended by the Company's shareholders.

     In accordance with the Company's Bylaws, a shareholder who is interested in nominating a person to the Board should submit to the Secretary of the Company written notice of his intent to make such nomination. Such notice must be given either by personal delivery or by United States mail, postage prepaid, not later than 120 days in advance of the annual meeting, or with respect to a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. The contents of such notice must be as specified in the Company's Bylaws, a copy of which may be obtained by any shareholder who directs a written request for the same to the Secretary of the Company.

                       COMPENSATION OF EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION

     SUMMARY COMPENSATION TABLE. The table below sets forth for the years ended February 28, 1995, February 28, 1994, and February 28, 1993, the annual and long-term compensation for services in all capacities to the Company and its subsidiaries of those persons who at February 28, 1995, were the Company's Chief Executive Officer ("CEO") and the other four most highly compensated executive officers of the Company other than the CEO. The only stock appreciation rights ("SARs") granted were Change of Control SARs (described on page 12), which were granted in connection with each of the options. No free-standing SARs have been granted.

                                                                                                  LONG-TERM
                                                                                                 COMPENSATION
                                                                                                    AWARDS
                                                                                                  SECURITIES
                                                              ANNUAL COMPENSATION                 UNDERLYING
           NAME AND                      FISCAL             SALARY             BONUS             OPTIONS/SARS
      PRINCIPAL POSITION                  YEAR                $                  $                   (#)
Richard L. Sharp                          1995             651,747            975,000               125,000
  Chairman of the Board,                  1994             618,286            549,575                97,500
  President and                           1993             583,012            870,000               538,578
  Chief Executive Officer
Walter E. Bruckart                        1995             518,853            386,250                50,000
  Executive Vice President                1994             492,863            218,050                40,000
  Merchandising                           1993             461,647            345,000               125,522
Richard S. Birnbaum                       1995             482,322            356,250                50,000
  Executive Vice President                1994             330,105            101,238                20,000
  Operations                              1993             296,153             26,200                87,592
John A. Fitzsimmons                       1995             441,045            231,000                30,000
  Senior Vice President                   1994             407,863            126,157                22,500
  Administration                          1993             379,378            196,875               131,152
Michael T. Chalifoux                      1995             386,045            202,125                27,500
  Senior Vice President,                  1994             350,094            109,025                22,500
  Chief Financial Officer                 1993             307,551            162,750                70,912
  and Secretary

     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR. The table below sets forth for the fiscal year ended February 28, 1995, the grants of stock options and SARs to the executive officers named in the Summary Compensation Table. The only SARs granted were Change of Control SARs (described on page 12), which were granted in connection with each of the options. No free-standing SARs have been granted.

                                                                                         POTENTIAL REALIZATION
                                                                                                 VALUE
                          NUMBER OF                                                     AT ASSUMED ANNUAL RATES
                          SECURITIES       % OF TOTAL                                       OF STOCK PRICE
                          UNDERLYING      OPTIONS/SARS     EXERCISE                          APPRECIATION
                         OPTIONS/SARS      GRANTED TO       PRICE       EXPIRATION        FOR OPTION TERM (1)
                           GRANTED         EMPLOYEES         (2)           DATE            5%            10%
Richard L. Sharp            125,000           16.66%       $18.1875       5/18/01      $1,002,468     $2,263,420
Walter E. Bruckart           50,000            6.66         18.1875       5/18/01         400,987        905,368
Richard S. Birnbaum          50,000            6.66         18.1875       5/18/01         400,987        905,368
John A. Fitzsimmons          30,000            4.00         18.1875       5/18/01         240,592        543,221
Michael T. Chalifoux         27,500            3.66         18.1875       5/18/01         220,543        497,952

(1) Any such appreciation will inure to the benefit of all shareholders. The value of the Company's outstanding Common Stock would increase by approximately $735,223,000 and $1,713,352,000, based on assumed stock price appreciation rates of 5 percent and 10 percent, respectively, from the grant date of the options expiring in 2001 until the end of such options' term.

(2) The exercise price for all of the options is the fair market value of the Common Stock on the date of grant.

     AGGREGATED OPTIONS/SAR EXERCISES AND FISCAL YEAR-END OPTION/SAR VALUE TABLE. The table below sets forth information concerning option exercises and fiscal year-end option/SAR values as of February 28, 1995, for the executive officers named in the Summary Compensation Table. The only SARs outstanding were Change of Control SARs (described on page 12).

                                                              NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED                 IN-THE-MONEY
                            NUMBER OF                            OPTIONS/SARS AT                   OPTIONS/SARS AT
                         SHARES ACQUIRED      VALUE             FEBRUARY 28, 1995                 FEBRUARY 28, 1995
                           ON EXERCISE       REALIZED     EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
Richard L. Sharp                   0         $      0       572,761          299,625        $ 1,960,969      $ 1,158,219
Walter E. Bruckart                 0                0       168,022          126,250            987,344          521,016
Richard S. Birnbaum                0                0        93,534           83,200            419,313          313,063
John A. Fitzsimmons           10,852           12,887       113,573           74,875            664,938          315,750
Michael T. Chalifoux               0                0        86,637           65,225            472,969          253,109

     PENSION PLAN TABLE. The following table illustrates estimated annual retirement benefits payable under the Company's defined benefit pension plan (the "Pension Plan") to persons in specified compensation and years of service classifications.

 HIGHEST CONSECUTIVE       ESTIMATED* ANNUAL PENSION FOR REPRESENTATIVE YEARS
  FIVE-YEAR AVERAGE                        OF CREDITED SERVICE
    COMPENSATION           15          20          25          30          35
$ 400,000............     87,368     116,490     145,613     174,735     203,858
$ 600,000............    132,368     176,490     220,613     264,735     308,858
$ 800,000............    177,368     236,490     295,613     354,735     413,858
$1,000,000...........    222,368     296,490     370,613     444,735     518,858
$1,200,000...........    267,368     356,490     445,613     534,735     623,858
$1,400,000...........    312,368     416,490     520,613     624,735     728,858
$1,600,000...........    357,368     476,490     595,613     714,735     833,858
$1,800,000...........    402,368     536,490     670,613     804,735     938,858

* Notwithstanding the estimates set forth in the table, the annual pension payable from the Pension Plan is limited to $120,000, effective January 1, 1995, for a participant who retires at age 65. This limit, which is subject to annual cost of living adjustments, is imposed on tax-qualified defined benefit plans under the Internal Revenue Code and also may vary in individual cases if retirement occurs early or late. Additionally, the maximum amount of annual compensation that may be taken into account with respect to a participant is limited under the Internal Revenue Code. The compensation limit effective in 1995 is $150,000. The benefits shown above do not reflect these limits.

     The Pension Plan covers employees who satisfy certain age and service requirements. Benefits are based on a designated percentage of the average of compensation for the five highest of the last 10 consecutive years of employment, weighted according to years of credited service, and integrated with Social Security covered compensation. For Pension Plan purposes, compensation of participants includes base pay, bonuses, overtime and commissions and excludes amounts realized under any employee stock purchase plan or stock incentive plan. For Pension Plan purposes, compensation for those individuals listed in the Summary Compensation Table is substantially the same as the amounts listed under the Salary and Bonus headings.

     For purposes of the Pension Plan, credited years of past and future service for Messrs. Sharp, Bruckart, Birnbaum, Fitzsimmons and Chalifoux will be 29, 34, 45, 21 and 29 years, respectively, at age 65.

REPORT OF COMPENSATION AND PERSONNEL COMMITTEE
COMPENSATION PHILOSOPHY

     The Compensation and Personnel Committee (the "Committee") believes that corporate performance and, in turn, shareholder value will be best enhanced by a compensation system which supports and reinforces the Company's key operating and strategic goals while aligning the financial interests of the Company's executive officers with those of the shareholders. The Company utilizes both short-term and long-term incentive compensation programs to achieve these objectives. Executive officer incentive compensation programs are tied to Company-wide achievement of annual financial goals and the market value of the Company's stock. The Committee believes that the use of Company-wide performance in setting goals promotes a unified vision for senior management and creates common motivation among the executives. For other salaried employees, the incentive compensation program is also tied to divisional, departmental or store business goals and, in some cases, individual performance.

     The Committee meets early in each fiscal year to review executive compensation, including performance targets, for that year. For the Company's 1995 fiscal year, the Committee made its compensation decisions based on a review of the Company's 1994 fiscal year performance and on the Company's budget and other projections for the 1995 fiscal year. The Committee is composed solely of independent directors.

     The Company is subject to Internal Revenue Code provisions that may limit the income tax deductibility of certain forms of compensation paid to its named executive officers. These provisions allow full deductibility of certain types of performance-based compensation. The Company's compensation practices, to the extent practicable, provide the maximum deductibility for compensation payments. Payments under the Annual Performance-Based Bonus Plan ("Bonus Plan") qualify for deductibility under these provisions of the Internal Revenue Code.

COMPONENTS OF THE EXECUTIVE COMPENSATION PROGRAM

     The Company's compensation program for executive officers consists generally of three components: base salary, an annual performance-based cash bonus, and stock incentives, principally in the form of stock options. In making compensation decisions for the 1995 fiscal year, the Committee compared the compensation of the Company's executive officers with compensation of officers at certain other retail companies by utilizing a nationally known compensation consultant. A peer group of 14 national retail organizations was selected by the outside consultant. The companies in the compensation peer group are among the companies included in the Retail Stores-Composite and the S&P 500 indexes used for the Performance Graph that follows this report. The compensation peer group consists of the same companies that were used for comparison in the prior year.

     The Committee compared the Company and the compensation peer group based on various one-year and five-year performance measures including return on average shareholders' equity, sales growth, net income growth and earnings per share growth. Although the Committee has not established any particular level for the Company's compensation in respect to the compensation peer group, the Committee believes that the total compensation of the named executive officers is supported by the Company's competitive comparisons on the short and long-term performance factors and is appropriate given the Company's overall performance. The individual elements of the executive compensation program are addressed below.

ANNUAL SALARY

     Each year, the Committee establishes salaries for executive officers. Such salaries are based on proposals submitted by the Company's Chief Executive Officer ("CEO") for annual salary for the executive officers other than himself. The Committee believes that the annual salaries for executive officers should be set so that a large percentage of total cash compensation is at risk under the incentive programs.

     In evaluating the CEO's proposals, the Committee considers (1) a qualitative evaluation of the individual executive officer's performance provided by the CEO, (2) the Company's performance in relation to its target financial goals for the prior fiscal year and (3) a comparison with salaries for comparable positions paid by companies in the compensation peer group.

ANNUAL PERFORMANCE-BASED BONUS

     All salaried employees, except the Company's executive officers, are eligible to receive cash bonuses under an annual performance-based incentive program ("Incentive Program") established each year by the Committee and approved by the Board of Directors. The Incentive Program is designed to motivate the Company's employees to achieve the Company's annual operating and financial goals. The executive officers participate in the Bonus Plan, which became effective for the 1995 fiscal year. The Bonus Plan allows the Committee to establish performance goals based on pre-tax earnings, earnings per share or both.

     For the 1995 fiscal year, the bonus awards under the Bonus Plan and the Incentive Program were based upon the Company's achievement of its target financial goals for earnings per share ("EPS") and pre-tax earnings ("PTE"). The target EPS and PTE goals were established early in the fiscal year as part of the Company's budgeting process and were subject to approval and modification by the Committee. Consistent with the Committee's compensation philosophy of tying a large percentage of total compensation to performance, the potential maximum bonus of each executive officer was a significant percentage of that individual's salary for the year. For the 1995 fiscal year, the target bonus amounts ranged from 35 percent of base salary, in the case of certain less senior executive officers, to 100 percent of base salary, in the case of the CEO, which were the same levels as for the 1993 and 1994 fiscal years for all levels of executive officers.

     The amount of bonus payments depends upon the extent to which the Company achieves its target financial goals for the year. For the 1995 fiscal year, if the Company did not achieve 85 percent of the goal, no bonuses would be paid. For performance above the target, an additional bonus would be paid with a maximum bonus at a performance of 150 percent of the target bonus.

     The Committee retains the discretion to adjust the PTE and EPS goals during the fiscal year to account for unforeseen factors. For executive officers in the Bonus Plan, the only permissible adjustment is to increase the goals. During the 1995 fiscal year, the Committee increased the goals for the Bonus Plan and the Incentive Program. The PTE and EPS targets were raised and the performance level for the maximum payout was increased.

     In establishing the annual salary and bonuses for named executive officers for the 1995 fiscal year, the Committee compared the projected amounts payable with the compensation paid by the compensation peer group. The Committee believes that this level is reasonable in light of the Company's overall performance for both one-year and five-year periods.

LONG-TERM INCENTIVE COMPENSATION

     Long-term incentive compensation is provided by grants under the Company's Stock Incentive Plan, which is offered broadly to salaried employees. For executive officers, grants under the Stock Incentive Plan are made principally in the form of non-qualified stock options. Restricted stock awards were made only to salaried employees below the level of vice president during the 1995 fiscal year.

     The Committee considers stock options to be an important means of ensuring that executive officers have a continuing incentive to increase the long-term profitability of the Company and the value of the Company's stock. Such options generally vest and become exercisable ratably over a period of four years from the date of grant. The number of options to be granted to a particular executive officer is determined by the Committee. The Committee primarily uses a formula based on an individual's target bonus for the fiscal year and the market price of the Company's stock. Compared to the compensation peer group, the compensation of executive officers of the Company in the form of stock options is more heavily weighted toward long-term incentives in the form of stock options. Because the value of stock options is entirely a function of increases in the value of the Company's stock, the Committee believes that this component of the Company's compensation arrangement closely aligns the interests of the executive officers with those of the Company's shareholders.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

     The Committee determined the compensation of Richard L. Sharp, the Company's Chairman, President and CEO, for the 1995 fiscal year in a manner consistent with the guidelines and policies described above. The Committee approved a 5.3 percent increase in Mr. Sharp's salary and kept his performance bonus target at 100 percent of salary. Stock option grants to Mr. Sharp for the 1995 fiscal year were made under the same formula as for the 1994 fiscal year.

     In establishing Mr. Sharp's 1995 fiscal year compensation, the Committee compared his 1994 fiscal year compensation with the compensation of the CEOs of the compensation peer group in relationship to the relative performance of the Company with respect to the compensation peer group. The Committee also considered the Company's performance during the 1994 fiscal year.

     The Committee also evaluated Mr. Sharp's important additional contributions to the continued growth of the Company. In particular, the Committee appraised Mr. Sharp's efforts to analyze strategies for the Company and to implement those strategies. The Committee assessed his leadership in diversification of business lines and his general management skills. In addition, the Committee compared Mr. Sharp's compensation changes for the last five fiscal years with the Company's performance for that period. The Committee believes that Mr. Sharp's actual and potential compensation for the 1995 fiscal year were appropriate in light of all the above factors.

                                        COMPENSATION AND PERSONNEL COMMITTEE
                                             Douglas D. Drysdale, Chairman
                                                 Theodore D. Nierenberg
                                                    Walter J. Salmon
                                       10

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Drysdale, a member of the Committee, is a member of the law firm of Caplin & Drysdale, Chartered. Mr. Drysdale's firm has been retained by the Company in the past, most recently in 1991, and may possibly be retained by the Company during the current fiscal year.

PERFORMANCE GRAPH

                                (graph)

EMPLOYMENT AGREEMENTS AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Company has employment agreements with each of the executive officers named in the Summary Compensation Table. Generally, these agreements provide for annual salary review and participation in the Company's bonus, stock incentive and other employee benefit programs. They also provide for continuation of base salary for specified periods following termination by the Company without cause (two years in the case of Mr. Sharp, one year for the other named executive officers). In such circumstances, the agreements also generally provide that the employee will be paid any bonus to which he would otherwise be entitled for that year, such bonus to be prorated if termination occurs in the first six months of the year. The salary continuation generally extends for another year if the termination without cause follows a change of control. The Company's salary continuation obligation will decrease by up to 50 percent if the individual secures alternative employment; however, there is no decrease if the termination related to a change of control. In addition, if the employee voluntarily terminates the employment relationship within one year following a change of control, the employee will be entitled to continuation of base salary for a specified period of time (two years in the case of Mr. Sharp, one year for the other named executive officers) and potential payment of a bonus as indicated above. Each agreement contains provisions confirming the employee's obligation to maintain the confidentiality of proprietary information and not to compete with the Company for a specified period of time after the termination of his employment. The agreement with Mr. Birnbaum became effective in 1983. The agreements with Messrs. Bruckart and Fitzsimmons became effective in 1988. The agreements with Messrs. Sharp and Chalifoux became effective in 1986 and 1989, respectively. Mr. Bruckart's agreement was amended effective March 1, 1995, in connection with his retirement as Executive Vice President-Merchandising. Mr. Bruckart will remain employed as a consultant by the Company for a period of five years, during which he will receive a salary of $200,000 per year. He is not entitled to receive bonuses or stock incentive awards for the periods after fiscal 1995. If his employment is terminated during that period other than for cause, he will receive the payments he otherwise would have received had his employment continued for the entire five years. The current base salaries of Messrs. Sharp, Bruckart, Birnbaum, Fitzsimmons and Chalifoux under their employment agreements are $650,000, $200,000, $475,000, $440,000, and $385,000,
respectively.

     The named executive officers have been granted SARs in connection with the stock options granted to them under the Company's stock incentive plans. These Change of Control SARs may only be exercised in the event that a change of control of the Company takes place and, upon exercise of the SAR and the surrender of the related option, entitle the holder to receive cash from the Company in the amount of the spread between the option exercise price and the market value of the Common Stock at the time of exercise, which value is determined by a formula designed to take into account the effect of the change of control.

                           COMPENSATION OF DIRECTORS

     Directors who are not employees receive annual compensation of $21,000, plus $1,000 for attendance at each Board meeting and $500 for attendance at each committee meeting. Employees who are also directors do not receive directors' fees.

     The Company has an employment agreement with Alan L. Wurtzel, Vice-Chairman of the Board of Directors, pursuant to which Mr. Wurtzel receives a salary and certain benefits for services as a part-time employee of the Company. The agreement is effective through 1998 when Mr. Wurtzel reaches age 65. His base salary under the agreement is currently $85,000 with annual increases of $5,000. The value of perquisites provided to Mr. Wurtzel under the agreement was $52,610 for the fiscal year ended February 28, 1995. Mr. Wurtzel has agreed to confidentiality and non-compete provisions similar to those in the named executive officers' agreements. If Mr. Wurtzel's employment is terminated without cause, he will be entitled to receive the same salary payments from the Company that he would have received if his employment had not been terminated until he reached age 65.

     Directors who are not full-time employees of the Company also receive awards under the 1989 Non-Employee Directors Stock Option Plan (the "1989 Plan"). Stock option grants under the 1989 Plan are automatic. Every year on the date of the annual meeting of the Company's shareholders, stock options are automatically granted to each eligible director. If elected on a date other than the annual meeting date, a director may also be entitled to a grant at that time depending on how long the election occurs before the next annual meeting. The options generally become exercisable three years after they are granted. The 1989 Plan currently provides that the number of shares of Common Stock subject to the options will be such that the exercise price of the options multiplied by such number of shares is as near as possible to, but does not exceed, $50,000. The exercise price of options granted under the 1989 Plan is the fair market value of the Common Stock on the date of the option grant. A like number of Change of Control SARs are automatically granted in connection with each stock option grant.

     On June 15, 1994, seven non full-time employee members of the Board of Directors were each granted 2,515 stock options under the 1989 Plan at an option price of $19.875 per share. Certain amendments to the 1989 Plan have been approved by the Board and will be submitted to shareholders for approval at the annual meeting. See "Item Two -- Proposal to Amend and Restate 1989 Non-Employee Directors Stock Option Plan" below.

                            SECTION 16(a) COMPLIANCE

     Section 16a of the Securities Exchange Act requires the Company's officers and directors, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "Commission"). Officers, directors and greater than 10 percent shareholders are required by regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file.

     Based solely on the Company's review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file Form 5 for specified fiscal years, the Company believes that all of its officers, directors and greater than 10 percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal 1995, except that Mr. Fitzsimmons filed a late report with respect to one sale transaction during such fiscal year and a trust that was established by Mr. Wurtzel and that is required by the Commission's rules to report its transactions on separate forms was late in filing its initial ownership report. All transactions between Mr. Wurtzel and the trust and by the trust itself were reported on a timely basis.

                   ITEM TWO -- PROPOSAL TO AMEND AND RESTATE
                 1989 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

INTRODUCTION

     On September 12, 1989, the Board of Directors of the Company, subject to shareholder approval, adopted the 1989 Non-Employee Directors Stock Option Plan (the "1989 Plan"). On June 19, 1990, the shareholders approved the 1989 Plan. The 1989 Plan is intended to encourage ownership in the Company by members of the Board of Directors who are not full-time employees of the Company, in order to give them an identity of interests with shareholders of the Company and to provide them with an incentive to continue as directors of the Company. The basic operation of the 1989 Plan is described under "Compensation of Directors."

     In 1995, the Board of Directors of the Company approved, subject to shareholder approval, certain amendments to the 1989 Plan and the restatement of the 1989 Plan, as amended. The amendments are summarized below. The summary is qualified by reference to the complete text of the amended and restated 1989 Plan, which is attached as Exhibit A. In general, the purposes of the amendments are to extend the life of the 1989 Plan, which would otherwise expire at the end of 1995, to add sufficient shares to the 1989 Plan to cover the options which will be granted in the next several years, to change the vesting schedule for options granted under the 1989 Plan so as to ensure that any director who serves at least one three-year term on the Board will have the opportunity to exercise the grant made in the director's first year of service on the Board, to increase the number of shares covered by each annual option grant to the level recommended by the Nominating and Structure Committee as appropriate in light of the entire compensation package provided to the Company's non-management directors and to effect certain changes of a housekeeping nature.

AMENDMENTS

     The amendments to the 1989 Plan are as follows:

     (1) The expiration date of the 1989 Plan is extended from December 31, 1995 to December 31, 2001;

     (2) The number of shares reserved for issuance under the 1989 Plan is increased by 50,000 shares to a total of 250,000 (without the amendment, 41,993 shares are available for grants);

     (3) Options granted under the 1989 Plan will become exercisable on the business day preceding the annual meeting three years after the annual meeting at which the options are granted, rather than three years after the date of grant (also, as is currently provided, options become exercisable immediately (a) upon retirement after six years of service,
         (b) upon a Change of Control as described in the 1989 Plan or (c) upon termination of service as a director because of death). The change in the vesting of the options is applicable to all unvested options outstanding on February 10, 1995, as well as new options granted after February 10, 1995, under the 1989 Plan;

     (4) The number of shares subject to each option shall be such that the option exercise price multiplied times such number of shares is as near as possible to, but does not exceed, $75,000, rather than $50,000;

     (5) The 1989 Plan will allow for the issuance of book entry Common Stock upon exercise of an option as an alternative to stock certificates; and

     (6) The grant formula in the 1989 Plan may not be amended more than once in a six-month period (also, as is currently provided, (a) the shareholders of the Company must approve any amendment to the 1989 Plan that would (i) materially increase the benefits accruing to optionees thereunder, (ii) increase the total number of Shares reserved for issuance thereunder (except as specifically provided in the Plan), or
         (iii) expand the class of persons eligible to receive options thereunder and (b) options granted under the 1989 Plan may be amended, provided that no such amendment may have the effect of changing the exercise price or the number of shares subject to the options or altering or impairing any rights or obligations of any person under any option previously granted without the consent of the optionee).

STOCK OPTIONS

     See above for a discussion of when options granted under the 1989 Plan may be exercised. Options granted under the 1989 Plan expire seven years from the date of the option grant. Once an option becomes exercisable, if the option holder ceases to be a director of the Company, the option may be exercised at any time within one year after the date the option holder ceases to be a director and before its expiration date. An optionee exercising an option granted under the 1989 Plan may pay the purchase price in cash, in shares of Common Stock or in any combination thereof.

STOCK APPRECIATION RIGHTS

     Each director of the Company who is granted an option under the 1989 Plan is automatically granted a like number of limited stock appreciation rights in connection with the grant of such option. These limited stock appreciation rights will become exercisable only upon the occurrence of a Change of Control as defined in the 1989 Plan. When the stock appreciation right is exercisable, the holder may surrender to the Company all or a portion of the holder's unexercised stock option and receive in exchange an amount equal to the excess of (i) the fair market value on the date of exercise of the Common Stock covered by the surrendered portion of the underlying option over (ii) the exercise price of the Common Stock covered by the surrendered portion of the underlying option. When a stock appreciation right is exercised, the underlying option, to the extent surrendered, will no longer be exercisable. Similarly, when an option is exercised, any stock appreciation rights attached to the option will no longer be exercisable. The Company's obligation arising upon the exercise of a stock appreciation right will be paid in cash. Stock appreciation rights granted under the 1989 Plan may only be exercised within the 90-day period immediately following a Change of Control. In addition, such stock appreciation rights may only be exercised when the underlying option is exercisable, and they may not be exercised within the first six months after they are granted.

FEDERAL INCOME TAX CONSEQUENCES

     A director generally will not incur federal income tax when he or she is granted a stock option or a stock appreciation right under the 1989 Plan. Upon exercise of a stock option or stock appreciation right, a director generally will recognize ordinary income equal to the difference between the fair market value of the Common Stock on the date of the exercise and the exercise price. A director delivering shares of Common Stock instead of cash to pay the exercise price under an option will not have to recognize a taxable gain on any appreciation in value of the shares delivered.

     The Company usually will be entitled to a business expense deduction at the time of a grant and in the amount that the recipient of a grant under the 1989 Plan recognizes ordinary income in connection therewith. As stated above, this occurs upon the exercise of nonstatutory stock options and stock appreciation rights.

     This summary of federal income tax consequences of stock options and stock appreciation rights granted under the 1989 Plan does not purport to be complete. State, local and foreign income taxes may also be applicable to the transactions described above.

EFFECT OF AMENDMENTS ON DIRECTORS

     The amendments will affect the vesting dates of outstanding, unvested options held by the following directors and covering the stated number of shares: Mr. Cooper: 7,094 shares; Mr. Drysdale: 7,094 shares; Ms. Feigin: 2,515 shares; Mr. Nierenberg: 7,094 shares; Mr. Salmon: 6,678 shares; Mr. Villanueva:
7,094 shares; and Mr. Wurtzel: 7,094 shares. The amendments may increase benefits under the 1989 Plan for directors who serve less than six years by causing one more annual option grant to become exercisable by the time they leave the Board than would have been the case without the amendments. All of the current directors other than Ms. Feigin and Messrs. Salmon and Salovaara have served on the Board for more than six years.

     There are no participants in the 1989 Plan other than directors who are not full-time employees of the Company and only one participant, Mr. Wurtzel, is a part-time employee of the Company. On the date of the 1995 annual meeting, assuming the nominees named in this proxy statement are elected, the following directors will receive option grants under the 1989 Plan: Mr. Cooper, Ms. Feigin and Messrs. Nierenberg, Salmon, Salovaara, Villanueva and Wurtzel. The number of shares of Common Stock subject to these options will be such that the exercise price of the options for each director multiplied by such number of shares is as near as possible to, but does not exceed $75,000. The exercise price of the options will be the fair market value of the Common Stock on the date of the annual meeting. A like number of Change of Control stock appreciation rights will be automatically granted in connection with each stock option grant. Based upon the closing price of the Common Stock on the New York Stock Exchange on May 5, 1995, each eligible director would receive on the 1995 annual meeting date options to purchase 2,816 shares of Common Stock at an exercise price of $26.625 per share.

VOTE REQUIRED

     The amendment and restatement of the 1989 Plan will be approved if the votes cast in favor of approval at the annual meeting exceed the votes cast against approval.

     THE BOARD OF DIRECTORS BELIEVES THAT APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 1989 PLAN IS IN THE BEST INTEREST OF ALL SHAREHOLDERS AND, ACCORDINGLY, RECOMMENDS A VOTE "FOR" THE PROPOSED AMENDMENT AND RESTATEMENT.

           RELATIONSHIP WITH INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     KPMG Peat Marwick LLP served during the Company's fiscal year ended February 28, 1995, as the Company's independent certified public accountants and has been selected as the Company's independent certified public accountants for the current fiscal year. Representatives of KPMG Peat Marwick LLP will be present at the meeting of the Company's shareholders. Such representatives will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                                 OTHER BUSINESS

     If any other business properly comes before the meeting, your proxy may be voted by the persons named in it in such manner as they deem proper.

     At this time the Company does not know of any other business that will be presented to the meeting.

                   PROPOSALS BY SHAREHOLDERS FOR PRESENTATION
                           AT THE 1996 ANNUAL MEETING

     Proposals that any shareholder desires to have included in the proxy statement for the 1996 annual meeting of shareholders must be received by the Company no later than January 12, 1996.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED FEBRUARY 28, 1995, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED BY ANY SHAREHOLDER AFTER MAY 31, 1995, FREE OF CHARGE, UPON WRITTEN REQUEST TO OFFICE OF THE CORPORATE SECRETARY, CIRCUIT CITY STORES, INC., 9950 MAYLAND DRIVE, RICHMOND, VIRGINIA 23233, OR BY CALLING (804) 527-4022.

                                          By Order of the Board of Directors
                                          Michael T. Chalifoux, SECRETARY

May 12, 1995

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
                                                                       EXHIBIT A

                           CIRCUIT CITY STORES, INC.
                              AMENDED AND RESTATED
                 1989 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

     1. PURPOSE. The Purpose of this Non-Employee Directors Stock Option Plan (the "Plan") of Circuit City Stores, Inc. (the "Company") is to encourage ownership in the Company by non-employee members of the Board of Directors (the "Board") of the Company, in order to promote long-term shareholder value and to provide non-employee members of the Board with an incentive to continue as directors of the Company. The Plan conforms to the provisions of Securities and Exchange Commission Rule 16b-3 ("Rule 16b-3") under the Securities Exchange Act of 1934 (the "'34 Act"), as presently in effect.

     2. ADMINISTRATION. The Plan shall be administered by the Board. Grants of stock options ("Options") and stock appreciation rights ("SARs") under the Plan shall be automatic as described in Sections 7 and 8, respectively. However, the Board shall have all powers vested in it by the terms of the Plan, including, without limitation, the authority (within the limitations described herein) to prescribe the form of the agreement embodying awards of Options and SARs under the Plan, to construe the Plan, to determine all questions arising under the Plan, and to adopt and amend rules and regulations for the administration of the Plan as it may deem desirable. Any decision of the Board in the administration of the Plan, as described herein, shall be final and conclusive. The Board may act only by a majority of its members in office, except that members thereof may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Board. No member of the Board shall be liable for anything done or omitted to be done by him or any other member of the Board in connection with the Plan, except for his own willful misconduct or as expressly provided by statute.

     3. PARTICIPATION IN THE PLAN. Each director of the Company who is not a full-time employee of the Company or any parent or subsidiary corporation shall be eligible to participate in the Plan.

     The terms "parent corporation" and "subsidiary corporation," as used in this Plan, shall have the meanings given them in Sections 424(e) and (f) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code").

     4. STOCK SUBJECT TO THE PLAN. The Company has reserved an aggregate of 250,000 shares of Common Stock ("Shares") for issuance pursuant to the exercise of Options granted under the Plan. The aggregate number is subject to future adjustments as hereinafter provided in Section 13. The aggregate number of Shares reserved shall be reduced by the issuance of Shares upon the exercise of Options, but it shall not be reduced if Options, for any reason, expire or terminate unexercised.

     5. NON-STATUTORY STOCK OPTIONS. All Options granted under the Plan shall be non-statutory in nature and shall not be entitled to special tax treatment under
Section 422 of the Internal Revenue Code.

     6. OPTION EXERCISE PRICE. The Option exercise price shall be fair market value of the Shares subject to such Option on the date the Option is granted, which shall be the last reported sale price per share of the Shares on the New York Stock Exchange (or the exchange on which such shares are then traded) on the date of grant, or, if the Shares did not trade on the date of grant, on the last day before the date of grant on which the Shares traded.

     7. TERMS, CONDITIONS AND FORM OF STOCK OPTIONS. Each Option shall be evidenced by a written agreement in such form as the Board shall from time to time approve, which agreement shall comply with and be subject to the following terms and conditions:

     (a) Each director of the Company who is currently serving as a director on the date the Plan is adopted shall automatically be granted an Option to purchase a number of Shares computed as follows: The number of Shares subject to each Option shall be such that the Option exercise price multiplied times such number of Shares is as near as possible to, but does not exceed, $75,000.00. Thereafter, each director who is currently continuing to serve as a director or who has been elected to serve as a director for the next following year shall automatically be granted an Option to purchase a number of Shares computed as set forth above on the date of the Company's annual meeting of shareholders. In addition, each director who is elected or appointed to serve at a date other than the date of the Company's annual meeting of shareholders, and whose date of appointment or election occurs more than six months before the next regularly scheduled shareholders' meeting shall automatically be granted an Option to purchase a number of Shares computed as set forth above on the date of his election or appointment.

     (b) An Option shall not be transferable by the optionee otherwise than by will, or by the laws of descent and distribution, and shall be exercised during the lifetime of the optionee only by the optionee or by his guardian or legal representative. No Option or interest therein may be transferred, assigned, pledged or hypothecated by the optionee during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

     (c) No Option may be exercised:

           (i) before the Plan is approved by the shareholders of the Company;

           (ii) in the case of all options outstanding on or granted after February 10, 1995, until the business day immediately preceding the day of the third annual meeting after the date the Option is granted unless the Option is granted other than on an annual meeting date in which case the Option may not be exercised until the business day immediately preceding the day of the third annual meeting after the Company's last annual meeting of shareholders occurring before the date the Option was granted; provided, however, that if (A) an optionee ceases to be a director (x) after he has completed six years of service with the Company as a director or (y) on account of his death (whether or not he has completed six years of service), the optionee may exercise any or all of his outstanding Options at any time (subject to the limitations of subsections (i) and (iii) of this Section) or (B) a Change in Control (defined in Section 8(j) occurs, the optionee may exercise any or all of his outstanding Options at any time (subject to the limitations of subsections (i) and (iii) of this Section);

          (iii) after the expiration of seven (7) years from the date the Option is granted; provided, however, that each Option shall be subject to termination before its date of expiration as hereinafter provided;

          (iv) except by written notice to the Company at its principal office, stating the number of Shares the optionee has elected to purchase, accompanied by payment in cash, by delivery to the Company of Shares (valued at fair market value on the date of exercise) in the amount of the full Option exercise price for the Shares being acquired thereunder or in any combination thereof; and

           (v) except at such time as an optionee is a director of the Company; provided, however, that once an Option has been exercisable, if the optionee later ceases to be a director of the Company, the Option may be exercised at any time within one (1) year after the date the optionee ceased to be a director and before its date of expiration pursuant to (iii) above.

     (d) The Company shall not be required to issue or deliver any Shares of its Common Stock purchased upon the exercise of any part of an Option before (i) the admission of such Shares to listing on the New York Stock Exchange; (ii) completion of any registration or other qualification of such Shares under any state or federal law or regulation that the Company's counsel shall determine is necessary or advisable, and (iii) compliance by the Company with such other legal requirements as the Company's counsel shall advise is necessary or advisable.

     (e) Notwithstanding anything herein to the contrary, Options shall always be granted and exercised in such a manner as to conform to the provisions of Rule 16b-3, or any replacement rule adopted pursuant to the provisions of the '34 Act, as the same now exists or may, from time to time, be amended.

     8. CHANGE OF CONTROL STOCK APPRECIATION RIGHTS. Each director of the Company who is granted an Option under Section 7 shall automatically be granted stock appreciation rights ("SARs") in connection with the grant of such Option. SARs shall be evidenced by a written agreement in such form as the Board shall from time to time approve, which shall comply with and be subject to the following terms and conditions:

     (a) SARs shall entitle the optionee, upon exercise of all or any part of the SARs, to surrender to the Company unexercised that portion of the underlying Option relating to the same number of Shares covered by the SARs (or the portion of the SARs so exercised) and to receive in exchange from the Company an amount equal to the excess of (x) the fair market value on the date of exercise of the Shares covered by the surrendered portion of the underlying Option over (y) the exercise price of the Shares covered by the surrendered portion of the underlying Option.

     (b) Upon the exercise of an SAR and surrender of the related portion of the underlying Option, the Option, to the extent surrendered, shall not thereafter be exercisable.

     (c) SARs by their terms shall become fully and immediately exercisable only following a Change of Control (defined in subsection (j) below). The terms of the underlying Option shall provide that the fair market value of the Shares on the date of exercise shall be the greater of (x) or (y) below:

          (x) the closing price of the Shares on the New York Stock Exchange (or the exchange on which the shares are then traded) on the business day immediately preceding the day of exercise;

          (y) the highest closing price of the Shares on the New York Stock Exchange (or the exchange on which the shares are then traded) during the 90 days immediately preceding the Change of Control.

     (d) An SAR shall be exercisable only to the extent that the related Option is exercisable.

     (e) An SAR may only be exercised at a time when the fair market value of the Shares covered by the SAR exceeds the exercise price of the Shares covered by the underlying Option.

     (f) The Company's obligation arising upon the exercise of an SAR shall be paid in cash.

     (g) SARs by their terms may be exercised only within the 90-day period immediately following the Change of Control; provided, however, that SARs may not be exercised before the Plan is approved by the shareholders of the Company, before six months elapse from the date they are awarded or after the date on which the Options to which they relate expire.

     (h) SARs by their terms shall not be transferable by the optionee otherwise than by will, or by the laws of descent and distribution, and shall be exercisable during the lifetime of the optionee only by the optionee or by his guardian or legal representative.

     (i) SARs may be exercised by giving written notice to the Company at its principal office, stating the numbers of SARs the optionee has elected to exercise.

     (j) For purposes of this Plan, the term "Change of Control" means the occurrence of either of the following events: (i) a third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes, or obtains the right to become, the beneficial owner of Company securities having 20 percent or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business); or (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Company before such transactions shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company.

      9. DEATH OF OPTIONEE. In the event of the death of an optionee at a time when Options granted to such optionee hereunder are outstanding and exercisable, the personal representative of the estate of the optionee may exercise such Options in the same manner as could the optionee before death; provided, however, that no such Option may be exercised after the earlier of (i) the first anniversary of the optionee's death and (ii) the expiration date of the Option under Section 7(c)(iii).

     10. MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS. The Board shall have the power to modify, extend or renew any outstanding Option, provided that any such action may not have the effect of changing the Option exercise price or the number of Shares subject to the Option or altering or impairing any rights or obligations of any person under any Option previously granted without the consent of the optionee.

     11. TERMINATION. The plan shall terminate upon the earlier of:

     (a) the adoption of a resolution of the Board terminating the Plan; or

     (b) December 31, 2001.

     No termination of the Plan shall without the optionee's consent materially and adversely affect any of the rights or obligations of any optionee under any Option previously granted under the Plan.

     12. LIMITATION OF RIGHTS.

     (a) Neither the Plan nor the granting of an Option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain any person as a director for any period of time.

     (b) An optionee shall have no rights as a shareholder with respect to Shares covered by his or her Options until the date of exercise of the Option, and, except as provided in Section 13, no adjustment will be made for dividends or other rights for which the record date is before the date of such exercise.

     13. CHANGES IN CAPITAL STRUCTURE. Appropriate adjustments shall be made to the price of the Shares and the number of Shares subject to outstanding Options and the number of Shares issuable under the Plan if there are any changes in the Company's Common Stock by reason of stock dividends, stock splits, reverse stock splits, recapitalization, mergers, or consolidations.

     14. EFFECTIVE DATE OF THE PLAN. Subject to the approval of the shareholders of the Company, the Plan shall be effective on the date the Plan is adopted by the Board.

     15. AMENDMENT TO THE PLAN. The Board may suspend or discontinue the Plan or revise or amend the Plan in any respect; provided that, if and to the extent required by Rule 16b-3, no revision or amendment to Section 7(a) of this Plan shall be made less than six months after the last such revision or amendment, and no revision or amendment shall be made that increases the total number of Shares reserved for issuance pursuant to Options under the Plan subject to the Plan (except as provided in Section 13), expands the class of persons eligible to receive Options, or materially increases the benefits accruing to optionees under the Plan, unless such change is authorized by shareholders.

     16. NOTICE. Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Secretary of the Company and delivered personally or mailed first class, postage prepaid to the Company at its principal business address.

     17. MISCELLANEOUS. By accepting any Option or other benefit under the Plan, each optionee and each person claiming under or through such person shall be conclusively deemed to have given his or her acceptance and ratification of, and consent to, any action taken with respect thereto by the Company or the Board.

                           CIRCUIT CITY STORES, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
        FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 13, 1995

    The undersigned, having received the Annual Report to the Shareholders and the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement dated May 12, 1995, hereby appoints Richard L. Sharp and Robert L. Burrus, Jr., and each of them, proxies, with full power of substitution, and hereby authorizes them to represent and vote the shares of Common Stock of Circuit City Stores, Inc. (the "Company"), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held on Tuesday, June 13, 1995, at 10:00 a.m., Eastern Daylight Time, and any adjournment thereof, and especially to vote as set forth below.

1. ELECTION OF DIRECTORS

[ ] FOR all nominees listed for the terms [ ] WITHHOLD AUTHORITY to vote for all
    set forth in the Proxy Statement          nominees listed


                     Nominees:  Richard N. Cooper
                                Mikael Salovaara
                                Richard L. Sharp
                                Alan L. Wurtzel

    To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below

2. Approval of the amendment and restatement of the 1989 Non-Employee Directors Stock Option Plan.
                         [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

    3. IN THEIR DISCRETION the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournments thereof.

    IF YOU SPECIFY A CHOICE AS TO THE ACTION TO BE TAKEN ON AN ITEM, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SUCH CHOICE. IF YOU DO NOT SPECIFY A CHOICE, IT WILL BE VOTED FOR THE NAMED NOMINEES IN THE PROXY STATEMENT AND FOR ITEM 2.

    Any proxy or proxies previously given for the meeting are revoked.
[ ] I PLAN TO ATTEND THE MEETING

    Please sign exactly as the name appears hereon.

                                       Dated:                    , 1995

                                       (Signature)

                                       (Signature if held jointly)

    PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.